UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2012

ELECTROMED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-34839	41-1732920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Sixth Avenue NW
New Prague, MN 56071

(Address of Principal Executive Offices)(Zip Code)

(952) 758-9299

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

The information in Item 5.02 is incorporated by reference into this Item 1.01 as if fully set forth herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2012, Robert D. Hansen, the Chairman of the Board of Directors and Chief Executive Officer of Electromed, Inc. (the “Company”), retired from his positions as Chairman of the Board, Chief Executive Officer and director effective as of May 11, 2012 (the “Effective Date”).

On May 14, 2012, the Company and Mr. Hansen entered into a Separation Agreement and Release (the “Separation Agreement”) formalizing Mr. Hansen’s retirement. The Separation Agreement provides that Mr. Hansen will receive a payment in the amount of $209,000, less applicable deductions and withholding, representing one year of separation pay, which shall be paid in a lump sum on the first day of the seventh month following the Effective Date. He will also receive any earned and unpaid bonus for the period through the Effective Date, which shall be calculated based on the Company’s annualized gross sales revenue as of the Effective Date and shall be paid in a lump sum approximately 60 days after the Effective Date. The Company will also pay COBRA premiums on behalf of Mr. Hansen for a period of 18 months following the Effective Date. In exchange, Mr. Hansen agreed to a general release of claims and will continue to be bound by the terms of his Non-Competition, Non-Solicitation and Confidentiality Agreement with the Company dated January 1, 2010. The Separation Agreement will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending June 30, 2012.

Effective May 11, 2012, the Board appointed Dr. James J. Cassidy, the Company’s Chief Operating Officer, as interim Chief Executive Officer. Dr. Cassidy joined the Company in June 2011. Dr. Cassidy has extensive international management experience in the medical device industry. From March 2010 to May 2011, Dr. Cassidy offered business development and technology consulting services to the medical device industry through TransAtlantic Medical Device Consulting, LLC, an entity which he founded. Prior to that, Dr. Cassidy was the Chief Operating Officer of Vertebral Technologies, Inc. from June 2009 to February 2010 and the Vice President of Development for ApaTech, Ltd. from September 2004 to February 2009. Dr. Cassidy has also served as the Chief Executive Officer of successful start-up companies in the US (CERAbio) and Europe (Cartificial). In addition, Dr. Cassidy serves as a general partner of Epic BioVentures, LLC, a company that invests in and advises medical technology businesses. Dr. Cassidy has a doctorate in Biomedical Engineering from Case Western Reserve University and MBA from the University of Memphis. There is not currently, nor has there been in the past, any transaction with the Company in which Dr. Cassidy has or had a direct or an indirect material interest.

Dr. Cassidy was employed as the Company’s Chief Operating Officer pursuant to an employment agreement dated February 15, 2012 (the “Agreement”), which Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 21, 2012. The Agreement was not materially amended in connection with Dr. Cassidy’s appointment as interim Chief Executive Officer.

Effective May 11, 2012, the Board appointed Mr. Stephen H. Craney, a director of the Company, to the position of Chairman of the Board.

A copy of the press release dated May 14, 2012 announcing the retirement of Mr. Hansen as the Company’s Chairman and Chief Executive Officer and the appointment of Dr. Cassidy as the Company’s interim Chief Executive Officer is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

	(a)	Financial statements: None.

	(b)	Pro forma financial information: None.

	(c)	Shell company transactions: None.

	(d)	Exhibits:

		99.1	Press Release dated May 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electromed, Inc.

Date: May 14, 2012	By: /s/ Jeremy Brock
	Name:	Jeremy Brock
	Title:	Chief Financial Officer

EXHIBIT INDEX

Electromed, Inc.

Form 8-K Current Report

Exhibit
Number	Description
99.1	Press Release dated May 14, 2012.